ARTICLES OF INCORPORATION

                                   May 5, 1994
                                 George H. Ryan
                               Secretary of State

1. CORPORATE NAME: CIRCLE GROUP ENTERTAINMENT LTD.
   (The corporate name must contain the work "corporation," "company," "incorporated," "limited" or an abbreviation thereof.)

2. Initial Registered Agent:  Jonathan              R.                 Toby
                              --------------------------------------------------
                              First Name       Middle Initial         Last Name

   Initial Registered Office: 435 E. Hawley,       Box 366
                              --------------------------------------------------
                                 Number             Street             Suite #

                              Mundelein, IL          60060              Lake
                              --------------------------------------------------
                                  City              Zip Code            County

3. Purpose or purposes for which the corporation is organized:
   (If not sufficient space to cover this point, add one or more sheets of this size.)

   INTERNET & FILM PRODUCTION

4. Paragraph 1: Authorized shares, Issued Shares and consideration Received:

                                         Number of                                       Consideration to
                        Par Value         Shares             Number of Shares              be Received
   Class                per Share        Authorized        Proposed to be Issued             Therefor
   -----                ---------        ----------        ---------------------             --------
   Common                $   No             1,000                   1,000                    $ 1,000

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
(If not sufficient space to cover this point, add one or more sheets of this size.)

5. OPTIONAL:   (a)  Number of directors constituting the initial board of directors of the corporation: _____________________________.
               (b)  Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

                    Residential                             Residential Address
                    ------------------------------------------------------------

                    ------------------------------------------------------------

6. OPTIONAL:   (a)  It is estimated that the value of all
                    property to be owned by the corporation
                    for the following

                    year wherever located will be:              $_______________________
               (b)  It is estimated that the value of
                    the property to be located within
                    the State of Illinois during the
                    following year will be:                     $_______________________
               (c)  It is estimated that the gross
                    amount of business that will be
                    transacted by the corporation
                    during the following year will be:          $_______________________
               (d)  It is estimated that the gross
                    amount of business that will be
                    transacted from places of business
                    in the State of Illinois during the
                    following year will be:                     $______________________

7. OPTIONAL:   OTHER PROVISIONS

               Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8.             NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

         The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated: 5-2, 1994

       Signature and Name                                     Address

1. /s/ Gregory J. Halpern                       1.   3330 Dundee Road, #C-1
   ------------------------------                    ------------------------------------
   Signature                                         Street

   Gregory J. Halpern                                Northbrook,    IL           60062
   ------------------------------                    ------------------------------------
   (Type or Print Name)                              City/Town     State        Zip Code

2. ------------------------------               2.   ------------------------------------
   Signature                                         Street

   ------------------------------                    ------------------------------------
   (Type of Print Name)                              City/Town        State     Zip Code
3.                                              3.
   ------------------------------                    ------------------------------------
   Signature                                         Street

   ------------------------------                    ------------------------------------
   (Type of Print Name)                              City/Town        State     Zip Code

(Signatures must be in ink on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

                                STATE OF ILLINOIS
                                    OFFICE OF
                             THE SECRETARY OF STATE

         WHEREAS, Articles of Amendment to the Articles of Incorporation of CIRCLE GROUP ENTERTAINMENT, LTD. Incorporated under the laws of the State of Illinois have been filed in the office of the Secretary of State as provided by the Business Corporation Act of Illinois, in force July 1, A.D. 1984.

         Now, Therefore, I, George H. Ryan, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

         In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 15th day of December, A.D., 1997 and of the Independence of the United States the two hundred and 22nd.


                                               Secretary of State